Exhibit 3.1

BYLAWS

OF

THE CHEESECAKE FACTORY INCORPORATED

Amended and Restated on ~~May 20~~October 26, ~~2009~~2022

Article I.

OFFICES

Section 1.1      Registered Office.  The registered office of The Cheesecake Factory Incorporated (the “Corporation”) is in the City of Wilmington, County of New Castle, State of Delaware.

Section 1.2      Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

Article II.

MEETINGS OF STOCKHOLDERS

Section 2.1      Place of Meetings.  Meetings of the stockholders of the Corporation must be held at such places, either within or without the State of Delaware, as are designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Board of Directors may, in its sole discretion, determine that the meeting will not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (the “DGCL”).  If a meeting of stockholders by remote communication is authorized by the Board of Directors, stockholders and proxy holders not physically present but attending by remote communication will be deemed present in person, subject to compliance with such guidelines and procedures as the Board of Directors may adopt.

Section 2.2      Annual Meetings.  Annual meetings of stockholders for the election of directors must be held on such dates and at such times as are designated from time to time by the Board of Directors and stated in the notice of the meeting.  At each annual meeting, the stockholders may vote for election, in accordance with Section 3.2 of these Bylaws, those directors belonging to the class or classes of directors to be elected at such meeting, and may transact such other business as may properly be brought before the meeting.

Section 2.3      Special Meetings.  Unless otherwise prescribed by law, special meetings of stockholders may be called only by the Chairman of the Board of Directors, if there be one, or the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).  Business transacted at all special meetings of stockholders must be confined to the matters set forth in the notice.  The Chairman of the Board of Directors or the Board of Directors may determine the date, time and place of any special meeting.

Section 2.4      Notice of Meetings.  Except as otherwise ~~may~~ provided by law, ~~written~~ notice of all meetings must be given stating the date, time and place of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called.  Except as otherwise provided by the DGCL, the ~~written~~ notice of any meeting must be given to each stockholder entitled to vote at that meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 2.5      Quorum.  Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders.  Withdrawal of any stockholders present or represented by proxy at any meeting of stockholders does not cause failure of a duly constituted quorum at that meeting.  Shares of the Corporation’s own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, is neither entitled to vote nor may they be counted for quorum purposes; provided, however, that the foregoing does not limit the right of any corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.  The Chairman of the meeting or the stockholders present in person or represented by proxy by vote of a majority of the shares represented, may adjourn the meeting despite the absence of a quorum.

Section 2.6      Adjournments.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and the place thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL.  At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

Section 2.7      Voting.

(a)            Votes Per Share.  Unless otherwise provided by law or by the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders is entitled to one (1) vote for each share of stock held by such stockholder which has voting power upon the matter in question.  In the election of directors, and for any other action by stockholders, voting need not be by written ballot.

(b)            Vote Required.  Except as set forth in Section 3.4 of these Bylaws, elections and questions must, unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon present in person or by proxy at the meeting.

Section 2.8      Proxies.  Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, which proxy must be filed with the Secretary of the Corporation at or before the meeting at which it is to be used, but no such proxy may be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by ~~facsimile~~electronic signature.  A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder.  If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors, or if there are no inspectors, such other persons making that determination must specify the information upon which they relied.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to Section 212(c) of the DGCL may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction must be a complete reproduction of the entire original writing or transmission.  A duly executed proxy is irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy, which is not irrevocable, by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 2.9      List of Stockholders Entitled to Vote.  The officer who has charge of the stock ledger must prepare and make, or cause to be prepared and made, ~~at least ten (10) days before every~~no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Nothing in this ~~section~~Section requires the Corporation to include electronic mail addresses or other electronic contact information on that list.  The list must be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ~~at least~~ ten (10) days ~~prior to~~ending on the day before the meeting date:  (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting; or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  ~~If the meeting is to be held at a place, the list must also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.  If the meeting is to be held solely by means of remote communication, the list must also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list must be provided with the notice of the meeting.~~

Section 2.10      Stock Ledger.  The stock ledger of the Corporation is the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by Section 2.9 or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.11      Notice of Stockholder Nominations and Other Business.

(a)            Proper Business; Nominations.  No business may be transacted at an annual meeting of stockholders, other than business that is: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof); (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof); or (iii) otherwise properly brought before the annual meeting by ~~any stockholder.  In addition to any other applicable requirements, for nominations or other business to be properly brought before an annual meeting by a stockholder: (i) such stockholder must be a stockholder of record on the date of the~~a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving ~~of~~ the notice provided for in this Section 2.11 and ~~on~~at the ~~record date for the determination of stockholders~~time of the meeting, (2) is entitled to vote at ~~such annual meeting; (ii) such stockholder must provide timely notice in writing to the Corporation’s Secretary pursuant to the procedures set forth in this Section 2.11; (iii) such other business must be a proper matter for stockholder action under the DGCL; (iv) if the stockholder, or the beneficial owner on whose behalf any such nomination or proposal is made, provides the Corporation with a Solicitation Notice (as defined in this Section 2.11), such stockholder or beneficial owner must in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in those materials the Solicitation Notice; (v) nominations of persons to be elected to the Board of Directors will not be considered other business to be properly brought before the annual meeting by any stockholder; (vi) such stockholder’s notice to the Secretary must state in writing the extent to which such stockholder is a party to any arrangement, contract or understanding (such as derivative transactions, put or call arrangements, short positions, hedging, swap and stock lending arrangements) pursuant to which the voting or economic interests of the stockholder are affected and in each case describing any changes in voting or economic rights which may arise pursuant to such arrangement, contract or understanding and (vii) if no Solicitation Notice relating thereto has been timely provided pursuant to this Section 2.11, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice~~the meeting, and (3) has complied with this Section 2.11 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business or nominations to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to Section 2.3, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.11, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appear at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board of Directors must comply with this Section 2.11.

~~(b) Timeliness~~ (b)           Timeliness.  Without qualification, for business or nominations to be properly brought before an annual meeting by a stockholder, the stockholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (ii) provide the information, agreements and questionnaires with respect to such stockholder and its proposed business or candidate for nomination as required to be set forth by this Section 2.11 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.11. To be timely, a stockholder’s notice to the Secretary (other than a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule ~~l4a~~14a-8 of the ~~Securities~~ Exchange Act ~~of 1934 (the “Exchange Act”~~) must be delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of stockholders.   Provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be delivered to, or mailed and received at, the Corporation’s principal executive offices not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public ~~disclosure~~announcement of the date of the annual meeting was made, whichever first occurs, or no less than ninety (90) days nor more than one hundred twenty (120) days prior to the annual meeting (such notice within such time periods, “Timely Notice”).  In no event may a Soliciting Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by shareholders at the applicable meeting. In the event that the number of a class of directors to be elected is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.11 will also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to, or mailed and received at, the Corporation’s principal executive offices (addressed to the attention of the Secretary) not later than ten (10) days following the day on which the Corporation makes such public announcement.  The requirements set forth in this Section 2.11(b) will apply to all stockholders’ notices with respect to nominations of persons to be elected to the Board of Directors.

(c)            Information Required.  The stockholder’s notice pursuant to this Section 2.11 must include all of the following:

(i) as to each person whom the ~~stockholder~~Soliciting Person proposes to nominate for election or reelection as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice pursuant to this Section 2.11 if such candidate for nomination were a Soliciting Person, (B) all of the information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and Rule 14a-11 thereunder (including such nominee’s written consent to being named in the proxy statement and accompanying proxy card as a nominee and to serving as a director for a full term if elected) ~~and a statement whether such person, if elected, intends to tender, promptly following such person’s election or reelection, an irrevocable resignation of the type described in Section 3.4 of these Bylaws; (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) the name and record address of such stockholder and such beneficial owner; (iv) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder and beneficial owner; (v) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the nomination or proposal of such business by such stockholder; (vi) whether such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (vii) whether such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).~~, (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Soliciting Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Soliciting Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant, and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.11(m);

(ii) as to any other business that the Soliciting Person proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of each Soliciting Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Soliciting Persons or (y) between or among any Soliciting Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (ii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Soliciting Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner;

(iii) as to each Soliciting Person, (A) the name and address of such Soliciting Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Soliciting Person, except that such Soliciting Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Soliciting Person has a right to acquire beneficial ownership at any time in the future; and

(iv) as to each Soliciting Person, (A) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such Soliciting Person with respect to any shares of any class or series of shares of the Corporation; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Soliciting Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Soliciting Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such Soliciting Person as a hedge with respect to a bona fide derivatives trade or position of such Soliciting Person arising in the ordinary course of such Soliciting Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Soliciting Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Soliciting Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Soliciting Person, on the one hand, and the Corporation, any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Soliciting Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) a representation that such Soliciting Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal, otherwise solicit proxies from stockholders in support of such proposal, or to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act and (G) any other information relating to such Soliciting Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Soliciting Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iv) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Soliciting Person solely as a result of being the stockholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Section 2.11, the term “Soliciting Person” shall mean (i) the stockholder providing the notice of business or nomination proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business or nomination proposed to be brought before the annual meeting is made, and (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d)            Updates.  A Soliciting Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, and a candidate for nomination as a director by a stockholder of record shall further update and supplement the materials delivered pursuant to Sections 2.11(m) and (n), if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

(e)            Compliance with Exchange Act. In addition to the requirements of this Section 2.11 with respect to any nomination proposed to be made at a meeting, each Soliciting Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.11, unless otherwise required by law, (i) no Soliciting Person shall solicit proxies in support of director nominees other than the Corporation’s nominees unless such Soliciting Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Soliciting Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Soliciting Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the Corporation shall disregard any proxies or votes solicited for the Soliciting Person’s candidates. If any Soliciting Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Soliciting Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(f)            ~~(d)~~ Inclusion in Company Proxy Statement.  This Section 2.11 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. Notwithstanding the foregoing provisions of this Section 2.11, in order to include information with respect to a stockholder proposal in the Corporation’s proxy statement and form of proxy for a stockholder’s meeting, a stockholder must provide notice as required by the regulations promulgated under the Exchange Act.  Nothing in these Bylaws is deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act or any successor rule.

(g)            ~~(e)~~ Special Meeting Nominations.  At any special meeting of the stockholders, only such business may be conducted as is brought before the meeting pursuant to the Corporation’s notice of meeting.  In the event that a special meeting of the stockholders is called for the purpose of electing one nor more directors, nominations of a person or persons for election may be made (i) by or at the direction of the Board of Directors or (ii) by a stockholder who complies with the procedures in this Section 2.11 if such stockholder is a stockholder of record both on the date of the giving of the notice provided for in this Section 2.11 and ~~on~~at the ~~record date for the determination of stockholders~~time of the meeting and is entitled to vote at such special meeting, and such stockholder (A) provides timely notice in writing and in proper form to the Corporation’s Secretary, (~~including all of~~B) provides the information with respect to such stockholder and its candidate for nomination as required by ~~paragraph (c) of~~ this Section 2.11~~)~~ and (C) provides any updates or supplements to such notice at the times and in the forms required by this Section 2.11. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the special meeting was mailed or such public ~~disclosure~~announcement of the date of the special meeting was made, whichever first occurs, or no less than ninety (90) days nor more than one hundred twenty (120) days prior to the special meeting.

(h)            ~~(f)~~ Determination of Proper Business.  Only such persons who are nominated in accordance with the procedures set forth in this Section 2.11 will be eligible to serve as directors and only such business may be conducted at a meeting of stockholders as is brought before the meeting in accordance with the procedures set forth in this Section 2.11; provided, however, that once business has been properly brought before a meeting in accordance with such procedures, nothing in this Section 2.11 will be deemed to preclude discussion by any stockholder of any such business (subject to any rules for the orderly conduct of the meeting as may be adopted by the Chairman of the meeting or the Board of Directors).  The Chairman of the meeting and the Board of Directors each has the power to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and, if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal be disregarded and not presented for stockholder action.

(i)            ~~(g)~~ No New Time Period.  In no event will the public announcement of an adjournment or postponement of an annual or special meeting commence a new time period for the giving of a stockholder’s notice.

(j)            Exchange Act.  In addition to the requirements of this Section 2.11 with respect to any nomination proposed to be made at a meeting, each Soliciting Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(k)           ~~(h)~~ Public Announcement.  For the purposes of this Section 2.11, a “public announcement” includes disclosure in a press release issued to a national news service, in a document publicly filed by the Corporation with, or furnished on Form 8-K to, the Securities and Exchange Commission pursuant to the Exchange Act, or other method deemed to be a public announcement under the rules and regulations of the Securities and Exchange Commission.

(l)            ~~(i)~~ Delivery(i).  For purposes of this Section 2.11, delivery of a proxy statement or delivery of a form of proxy includes sending a Notice of Internet Availability of Proxy Materials in accordance with Rule 14a-16 under the Exchange Act.

(m)          Requirements.  To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate nominated by a stockholder of record must be nominated in the manner prescribed in this Section 2.11 and such candidate for nomination must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (which questionnaire shall be provided by the Corporation upon written request of any stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation upon written request of any stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director that has not been disclosed therein, (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect) and intends to tender, promptly following such person’s election or reelection, an irrevocable resignation of the type described in Section 3.4 of these Bylaws, and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election.

(n)            Additional Information.  The Board of Directors may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such candidate for nomination to be an independent director of the Corporation and to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Principles and Guidelines. Such other information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board of Directors has been delivered to, or mailed and received by, the Soliciting Person.

(o)            Director Eligibility.  Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination by a stockholder of record shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.11.

Section 2.12      Inspectors of Election.  Before any meeting of stockholders, the Board of Directors must appoint one or more inspectors to act at the meeting and make a written report of the meeting.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the Chairman of the meeting must appoint one or more inspectors.  No nominee for the office of director may be appointed inspector.  Each inspector, before entering upon the discharge of the duties of inspector, must take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability.  The duties of these inspectors are as follows:

(i)            Ascertain the number of shares outstanding and the voting power of each;

(ii)            Determine the shares represented at a meeting and the validity of proxies and ballots;

(iii)            Count all votes and ballots;

(iv)            Determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and

(v)            Certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.

The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

Section 2.13      Organization.

(a)            Chair and Secretary of Meeting.  Except as otherwise determined by the Board of Directors, at every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, a Chairman of the meeting chosen by a majority of shares present in person or represented by proxy at the meeting and entitled to vote, acts as Chairman.  The Secretary, or, if the Secretary is absent, an Assistant Secretary or other person directed to do so by the Chairman of the meeting, acts as secretary of the meeting.

(b)            Stockholder Meeting Rules.  The Board of Directors of the Corporation is entitled to make such rules or regulations for the conduct of meetings of stockholders as it deems necessary, appropriate or convenient.  Subject to such rules and regulations of the Board of Directors, if any, the Chairman of the meeting has the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman may permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting must be announced at the meeting.  Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of stockholders are not required to be held in accordance with rules of parliamentary procedure.

Article III.

DIRECTORS

Section 3.1      Number.  The Board of Directors consists of not less than five (5) nor more than thirteen (13) members, the precise number thereof to be fixed from time to time by vote of the Board of Directors; provided, however, that the number of directors may not be reduced so as to shorten the term of any director at the time in office.

Section 3.2      Term of Office~~. The Board of Directors is and shall remain divided into three classes, designated Class I, Class II and Class III with the directors in each class elected to terms expiring at the third annual meeting following their election.  Immediately prior to the election of directors at the third annual meeting of stockholders held after the annual meeting held in calendar year 2008 (such third annual meeting, the “2011 Annual Meeting”), the division of the Board of Directors into three classes shall terminate, and at and after the 2011 Annual Meeting each~~; Vacancies. Each director shall be elected for a term expiring at the next annual meeting following such director’s election.  Unless the stockholders are permitted to fill a vacancy pursuant to a resolution adopted by the Board of Directors, (i) any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and (ii) any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director appointed to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor~~; provided, however, that at and after the 2011 Annual Meeting, a director appointed to fill such a vacancy shall serve until the next annual~~.  If the stockholders are permitted to fill a vacancy at an annual or special meeting of stockholders ~~held after such appointment~~, nominees shall be elected to such vacant directorships and to any other directorships otherwise subject to election by a plurality of the votes cast by the holders of shares entitled to vote thereon. Notwithstanding anything in these Bylaws to the contrary, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation, if any, have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships is governed by the terms of the Certificate of Incorporation applicable thereto~~, and such directors so elected will not be divided into classes pursuant to this Section 3.2 of this Article III unless expressly provided by such terms~~.

Section 3.3      Nominations.  Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors: (a) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these Bylaws or (b) by any stockholder of the Corporation present in person who: (i) ~~is~~was a stockholder of record both on the date of the giving of the notice provided for in Section 2.11 and ~~on~~at the ~~record date for the determination of stockholders~~time of the meeting, (ii) is entitled to vote at such meeting~~;~~  and (~~ii~~iii) timely complies with all of the procedures set forth in ~~Section~~Sections 2.11 as to such notice and nomination.  No person is eligible for election as a director unless ~~nominated as set forth in~~such candidate for nomination and the Soliciting Person seeking to place such candidate’s name in nomination has complied with this Section 3.3.  If the Board of Directors or the Chairman of the meeting determines that a nomination was not made as set forth in this Section 3.3, the Chairman must declare to the meeting that the nomination was defective and that such defective nomination must be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

Section 3.4      Election of Directors / Resignation Policy.  Directors of the Corporation shall be elected by a plurality of the votes cast by the holders of the shares entitled to vote thereon.

(a)            For purposes of this Bylaw, (i) “Uncontested Election” means any stockholder meeting with respect to which the number of nominees for director does not exceed the number of directors to be elected at that meeting and (ii) a “Majority Vote” means the votes cast “for” a nominee exceed the number of votes cast “against” the nominee.  For purposes of clarity, votes cast with respect to a nominee exclude the following: abstentions as to that nominee, shares present at the meeting by proxy for which authority has been withheld to vote as to that nominee, and shares otherwise treated as present for purposes of determining a quorum with respect to that meeting but not entitled to vote as to that nominee.

(b)            In order for a person to be eligible for nomination for director election by the Board of Directors or consideration for nomination by the Corporate Governance and Nominating Committee, he or she prior to nomination must agree that if elected he or she will submit an irrevocable resignation to the Secretary of the Corporation promptly following his or her election or reelection that will be effective upon (i) such director’s failure to receive a Majority Vote for reelection in any Uncontested Election at which he or she is subject to reelection, and (ii) acceptance of that resignation by the Board of Directors in accordance with these Bylaws and any policies and procedures adopted by the Board of Directors for such purposes; provided, however, that this sentence shall not apply to a director who has previously submitted a resignation.

(c)            Unless otherwise directed by the Board of Directors:

(i)            After receipt of the report of the inspector of elections with respect to any meeting of stockholders at which directors are to be elected, the Board of Directors may consider the resignation of any nominee for election at that meeting who failed to receive a Majority Vote in an Uncontested Election (such a nominee being an “Unsuccessful Incumbent”) and may accept or reject the resignation of the Unsuccessful Incumbent within ninety (90) days following the date of the Corporation’s receipt of the report of the inspector of elections.  In determining whether or not to accept or reject the resignation, the Board of Directors may consider any information, factors and alternatives that the Board of Directors deems appropriate.

(ii)            The Board of Directors may request that any director who is an Unsuccessful Incumbent abstain from participating in the consideration or the decision of the Board of Directors regarding whether to accept or reject his or her resignation.  If a majority of the members of the Board of Directors are Unsuccessful Incumbents, then the Independent Directors then serving on the Board of Directors who received a Majority Vote may appoint an ad hoc committee (the “Ad Hoc Committee”) from amongst themselves, consisting of such number of directors as they may determine to be appropriate, solely for the purpose of considering and making a recommendation to the Board of Directors with respect to the tendered resignations.

(iii)            Notwithstanding the foregoing, if the Ad Hoc Committee would have been created but fewer than three directors would be eligible to serve on it, the entire Board of Directors (other than the director whose resignation is being considered) may make the determination to accept or reject a tendered resignation without the creation of an Ad Hoc Committee.

(d)            If the Board of Directors determines to accept the resignation of an Unsuccessful Incumbent, then the Corporate Governance and Nominating Committee of the Board of Directors may recommend a candidate to fill the vacancy created by the resignation and the vacancy may be filled in accordance with Section ~~3.5~~3.2 of these Bylaws.

(e)            Each member of the Board of Directors serves from the date of his or her appointment or election to the Board of Directors until death, resignation or removal or until the election or appointment of a successor.

Section 3.5      ~~Vacancies~~Removal~~.  Unless the stockholders are permitted to fill a vacancy pursuant to a resolution adopted by the Board of Directors, (i) any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of directors then in office, even if less than a quorum, or by a sole remaining director, and (ii) any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director.  Any director appointed to fill a vacancy holds office for the remaining term of the class in which the vacancy occurs or is created.  If the stockholders are permitted to fill a vacancy at an annual or special meeting of stockholders, nominees shall be elected to such vacant directorships and to any other directorships otherwise subject to election by a plurality of the votes cast by the holders of shares entitled to vote thereon.~~

~~Section 3.6 Removal.  Prior to the 2011 Annual Meeting, directors of the Corporation may be removed by stockholders only for cause and only by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.  At and after the 2011 Annual Meeting, a~~A director may be removed without cause by the affirmative vote of the holders of a majority of the voting power of the capital stock of the Corporation outstanding and entitled to vote thereon.

Section 3.6     ~~Section 3.7~~ Resignation.  Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary, or upon the happening of another event or at the pleasure of the Board of Directors.  If no such specification is made, it is deemed effective at the pleasure of the Board of Directors.  A resignation that is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable.  When one or more directors resigns from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, may fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective.

Section 3.7      ~~Section 3.8~~ Duties and Powers.  The business and affairs of the Corporation are managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 3.8      ~~Section 3.9~~ Meetings.  The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without call or notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman or ~~any two~~a majority of directors.  Notice thereof stating the place, date and hour of the meeting must be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone (including a voice messaging or other system or technology designed to record and communicate messages), electronic mail or other electronic means, facsimile or telegram on twenty-four (24) hours’ notice.

Section 3.9      ~~Section 3.10~~ Quorum.  Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation and these Bylaws constitutes a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum is the act of the Board of Directors.  If a quorum is not present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Section 3.10      ~~Section 3.11~~ Actions without a Meeting.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or such committee thereof.  Such filing must be in paper form if the minutes are maintained in paper form and must be in electronic form if the minutes are maintained in electronic form.

Section 3.11      ~~Section 3.12~~ Meetings by Conference Telephone.  Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.11 constitutes presence in person at such meeting.

Section 3.12      ~~Section 3.13~~ Conduct of Meetings.  The Chairman of the Board of Directors or in his or her absence a chairman chosen by a majority at the meeting presides at meetings of the Board of Directors.  The Secretary acts as secretary of the meeting, but in his or her absence, the Chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.13      ~~Section 3.14~~ Remuneration.  The directors may be paid such remuneration, if any, as the Board of Directors may from time to time determine.  Any remuneration so payable to a director who is also an officer or employee of the Corporation or who is counsel or solicitor to the Corporation or otherwise serves it in a professional capacity must, unless the Board of directors otherwise determines, be in addition to such director’s salary as such officer or employee or to his or her professional fees as the case may be.  In addition, the Board of Directors may by resolution from time to time award special remuneration out of the funds of the Corporation to any director who performs any special work or service for or undertakes any special mission on behalf of the Corporation outside of the work or service ordinarily required of a director of a corporation.  The directors may also be paid such sums in respect of their out-of-pocket expenses incurred in attending meetings of the Board of Directors or otherwise in respect of the performance by them of their duties as the Board of Directors may from time to time determine.  Confirmation by the stockholders of any such remuneration or payment is not  required.

Section 3.14      ~~Section 3.15~~ Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (a) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee, which authorizes the contract or transaction.

Section 3.15      ~~Section 3.16~~ Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  Any such committee and each member thereof serves at the pleasure of the Board of Directors.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence of any such designation of one or more directors as alternate members of any committee, the Board of Directors may fill any vacancy occurring in any such committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such person or persons constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, has and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  No such committee has the power or authority in reference to amending the Certificate of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, or amending these Bylaws; and unless the resolution expressly so provides, no such committee has the power or authority to declare a dividend or to authorize the issuance of stock.  Unless the Board of Directors otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business.  In the absence of such rules, each committee must conduct its business in the same manner as the Board of Directors conducts its business pursuant to these Bylaws.

Article IV.

OFFICERS

Section 4.1      General.

(a)            Board Elected Officers.  The officers of the Corporation elected by the Board of Directors are a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, one (1) or more Executive Vice Presidents and such other officers as the Board of Directors may deem expedient, and those officers elected in such manner and hold their offices for such terms as the Board of Directors may prescribe.  The Board of Directors may elect the Chairman of the Board of Directors as an officer of the Corporation, provided that the Chairman may not be regarded as an officer of the Corporation unless the Board of Directors so determines at the time of election in accordance with these Bylaws.  The same person may hold any number of offices, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws.  The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board, need such officers be directors of the Corporation.  The Board of Directors may from time to time, in its discretion, assign titles, powers, duties and reporting arrangements for any elected officer.  Any office of the Corporation may be left vacant from time to time at the discretion of the Board of Directors.  The salaries and other compensation of the officers of the Corporation may be fixed by or in the manner designated by the Board of Directors.

(b)            Other Officers.  In addition to the officers elected by the Board of Directors in accordance with Section 4.1(a), the Corporation may have a Treasurer, one or more appointed Senior Vice Presidents, Vice Presidents, Assistant Secretaries, or other officers, who are also officers of the Corporation (each an “Appointed Officer”).  Appointed Officers are appointed by the Chief Executive Officer.  The Chief Executive Officer may from time to time, in his or her discretion, assign such titles, powers, duties, scope of job responsibilities and reporting arrangements for any Appointed Officer, consistent with Section 4.2 below.

Section 4.2      Tenure and Duties of Officers.

(a)            Tenure.  All officers hold office at the pleasure of the Board of Directors and until their successors are duly elected and qualified, unless sooner removed.  Any officer elected by the Board of Directors may be removed at any time by the Board of Directors.  Any Appointed Officer may be removed at any time by the Board of Directors or the Chief Executive Officer.  If the office of any Appointed Officer becomes vacant for any reason, the vacancy may be left vacant or be filled by the Chief Executive Officer.  Nothing in these Bylaws is to be construed as creating any kind of contractual right to employment with the Corporation.

(b)            Duties.  The officer(s) bearing the titles set forth below have the powers and duties set forth below unless otherwise determined by the Board of Directors.

(i)            Chairman of the Board of Directors.  The Chairman of the Board of Directors presides at all meetings of the stockholders and the Board of Directors, unless the Board of Directors determines otherwise.  Unless the Board of Directors appoints a separate Chief Executive Officer, the Chairman of the Board is the Chief Executive Officer and has the same powers and duties of the Chief Executive Officer.  The Chairman of the Board of Directors must perform such other duties and has such other powers as the Board of Directors designates from time to time.

(ii)            Chief Executive Officer.  The Chief Executive Officer has, subject to the oversight of the Board of Directors, general supervision, direction and control of the business and the officers, employees and agents of the Corporation.  In the absence of the Chairman of the Board, the Chief Executive Officer, if such officer is a director, presides at all meetings of the Board of Directors, unless the Board of Directors determines otherwise.  The Chief Executive Officer must perform such other duties and has such other powers as the Board of Directors may designate from time to time.

(iii)            President.  Subject to the oversight of the Board of Directors and the supervision, control and authority of the Chief Executive Officer, the President has general supervision, direction and control of the business and the officers, employees and agents of the Corporation.  The President must perform such other duties and has such other powers as the Board of Directors may designate from time to time.

(iv)            Vice Presidents.  The Vice Presidents (however designated and whether elected by the Board of Directors or appointed by the Chief Executive Officer) have the powers and perform the duties that pertain to, or relate to, such Vice President’s designated job or business function and has such other powers and perform such other duties as the Board of Directors or the Chief Executive Officer designates from time to time.

(v)            Secretary.  The Secretary must keep, or cause to be kept, a book of minutes of all meetings of directors, committees of directors, and stockholders.  The Secretary must give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and performs such other duties and has such other powers as the Board of Directors designates from time to time.  If the Secretary is unable, or refuses, to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there is no Assistant Secretary, then either the Board of Directors or the Chairman of the Board may choose another officer to cause such notice to be given.  The Secretary has custody of the seal of the Corporation, and the Secretary or any Assistant Secretary, if there is one, has the authority to affix the same to any instrument requiring it and, when so affixed, such seal may be attested by the signature of the Secretary or by the signature of any Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing of his or her signature.  The Secretary must see that all books, reports, statements, certificates or other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.  It is the duty of the Assistant Secretaries to assist the Secretary in the performance of the Secretary’s powers and duties generally to have such other powers and perform such other duties as may be delegated to them by the Board of Directors or the Chief Executive Officer.

(vi)            Chief Financial Officer.  The Chief Financial Officer keeps or causes to be kept the books of account of the Corporation in a thorough and proper manner and must render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors.  Unless the Board of Directors appoints a separate Treasurer, the Chief Financial Officer is the Treasurer and, subject to the order of the Board of Directors, has the custody of all funds and securities of the Corporation.  The Chief Financial Officer performs other duties commonly incident to the office and must also perform such other duties and has such other powers as the Board of Directors, the Chief Executive Officer, or the President may designate from time to time.

(c)            Resignation.  Any officer may resign at any time by giving ~~written~~ notice to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary.  Any such resignation takes effect on the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation is not necessary to make it effective.  Any such resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

Article V.

SHARES OF STOCK

Section 5.1      Form and Execution of Certificates.  Every holder of stock in the Corporation represented by certificates is entitled to have a certificate signed, in the name of the Corporation, by: (a) the Chairman of the Board of Directors, the President or a Vice President; and (b) the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, certifying the number of shares owned by such holder in the Corporation.  Any or all of the signatures may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Any stock certificate may also contain such legend or other statement as may be required by law or by any agreement between the Corporation and the issue thereof.

Section 5.2      Lost Certificates.  A new certificate or uncertificated shares may be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  The Corporation may require, as a condition precedent to the issuance of a new certificate or uncertificated shares, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it requires or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

Section 5.3      Transfer Agents and Registrars.  The Board of Directors may from time to time appoint one or more transfer agents and registrars in one or more cities; may require all certificates evidencing shares of stock of the Corporation to bear the signature of a transfer agent and registrar; and may provide that such certificates may be transferable in more than one city.

Section 5.4      Transfers.  Transfers of record of shares of stock of the Corporation may be made only upon its books by the holders thereof, in person or by attorney duly authorized, and, in the case of stock represented by certificate, upon the surrender of a properly endorsed certificate or certificates for a like number of shares.  The Corporation has the power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 5.5      Fixing Record Dates.

(a)            For Notice and Meetings.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date must, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders is at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders applies to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)            For Other Purposes.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date may not precede the date upon which the resolution fixing the record date is adopted, and which record date must be not more than sixty (60) days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose is at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5.6      Registered Stockholders.  The Corporation is entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and is not bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it has express or other notice thereof, except as otherwise provided by the laws of Delaware.

Article VI.

NOTICES

Section 6.1      Written Notice.  Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice is deemed to be given at the time when the same is deposited in the United States mail.

Section 6.2      Notice to Directors.  Notice stating the place, date and hour of the meeting must be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone (including a voice messaging or other system or technology designed to record and communicate messages), electronic mail or other electronic means, facsimile or telegram on twenty-four (24) hours’ notice.

Section 6.3      Notice by Electronic Transmission to Stockholders.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, its ~~certificate of incorporation~~Certificate of Incorporation, or these ~~bylaws~~Bylaws is effective if given by ~~a form of electronic transmission~~electronic transmission directed to the stockholder’s electronic mail address as it appears on the records of the Corporation.  Notice given pursuant to this Section is deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL to be given by electronic transmission); (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files or information. Any notice to stockholders by electronic transmission other than by electronic mail may only be given in a form consented to by ~~the~~such stockholder ~~to whom the notice is given~~. Any such consent is revocable by the stockholder by written notice to the ~~corporation~~Corporation. Any such consent is deemed revoked if (i) the ~~corporation~~Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the ~~corporation~~Corporation in accordance with such consent and (ii) such inability becomes known to the secretary or an assistant secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation does not invalidate any meeting or other action. ~~Notice given pursuant to this section is deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (a) such posting and (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder.~~ An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or their agent of the Corporation that the notice has been given by a form of electronic transmission is, in the absence of fraud, prima facie evidence of the facts stated therein.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 6.4      Notice to Stockholders Sharing an Address.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation is effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom notice is given.  Any consent is revocable by the stockholder by written notice to the Corporation.  A stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice  will be deemed to have consented to receiving the single notice.

Section 6.5      Waiver.  Whenever any notice is required by the DGCL, the ~~certificate of incorporation~~Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, is deemed equivalent to notice.  Attendance of a person at a meeting constitutes a waiver of notice of that meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the ~~certificate of incorporation~~Certificate of Incorporation.

Article VII.

GENERAL PROVISIONS

Section 7.1      Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.2      Fiscal Year.  The fiscal year of the Corporation must be fixed by resolution of the Board of Directors.

Section 7.3      Corporate Seal.  The corporate seal, if any, must have inscribed thereon the name of the Corporation and may be in such form as may be approved from time to time by the Board of Directors.

Section 7.4      Electronic Signatures. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.

Article VIII.

INDEMNIFICATION

Section 8.1      Power to Indemnify in Actions, Suits or Proceedings Other Than Those by or in the Right of the Corporation.  Subject to Section 8.3, the Corporation must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct  was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 8.2      Power to Indemnify in Actions Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 8.3, the Corporation must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against costs, charges, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her (including attorneys’ fees) in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for gross negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs which the Delaware Court of Chancery or such other court deems proper.

Section 8.3      Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) may be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former director or officer is proper in the circumstances because such director or officer has met the applicable standard of conduct set forth in Sections 8.1 or 8.2, as the case may be.  Such determination must be made with respect to a person who is a director or officer at the time of such determination:  (i) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (iv) by the stockholders.  To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

Section 8.4      Good Faith Defined.  For purposes of any determination under Section 8.3, a person is deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if such person’s action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise.  The term “another enterprise” as used in this Section 8.4 means any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent.  The provisions of this Section 8.4 are not exclusive nor do they limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 8.1 or 8.2, as the case may be.

Section 8.5      Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 8.3, and notwithstanding the absence of any determination thereunder, any present or former director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 8.1 and 8.2.  The basis of such indemnification by a court must be a determination by such court that indemnification of the director or officer is proper in the circumstances because such director or officer has met the applicable standards of conduct set forth in Sections 8.1 or 8.2, as the case may be.  Neither a contrary determination in the specific case under Section 8.3 nor the absence of any determination thereunder is a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 8.5 must be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification must also be entitled to be paid the expense of prosecuting such application.

Section 8.6      Expenses Payable in Advance.  Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding must  be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VIII.  Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees, and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

Section 8.7      Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII are not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 8.1 and 8.2 must be made to the fullest extent permitted by law.  The provisions of this Article VIII do not preclude the indemnification of any person who is not specified in Sections 8.1 or 8.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

Section 8.8      Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

Section 8.9      Certain Definitions.  For purposes of this Article VIII, references to “the Corporation” include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee  fiduciary or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article VIII, references to “fines” include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” include any service as a director, officer, employee, fiduciary or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee fiduciary or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan is deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VIII.

Section 8.10      Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.11      Limitation on Indemnification.  Notwithstanding anything contained in this Article VIII to the contrary, except for proceedings to enforce rights to indemnification (which is governed by Section 8.5), the Corporation is not obligated to indemnify any present or former director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 8.12      Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VIII to directors and officers of the Corporation.

Section 8.13      Enforceability.  The provisions of this Article VIII are applicable to all actions, suits or proceedings pending at the time or commenced after the adoption of this Article VIII, whether arising from acts or omissions to act occurring, or based on claims asserted, before or after the adoption of this Article VIII.  If this Article VIII or any portion hereof is invalidated on any ground by a court of competent jurisdiction, then the Corporation must nevertheless indemnify each director, officer, employee and agent of the Corporation as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in any judgment or settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that is not invalidated and to the full extent permitted by applicable law.

Article IX.

FORUM SELECTION

Section 9.1      Forum Selection.  Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article IX, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. If any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article IX. This provision is intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. Notwithstanding the foregoing, the provisions of this Article IX shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph of this Article IX containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article X.

AMENDMENTS

Section 10.1      ~~Section 9.1~~ Bylaw Amendments.  Except as otherwise provided in the Certificate of Incorporation, these Bylaws may be altered, amended or repealed in whole or in part, or new Bylaws may be adopted, by the stockholders or by the Board of Directors, provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws is contained in the notice of such meeting of stockholders or Board of Directors, as the case may be.  Except as otherwise provided in the Certificate of Incorporation, all such amendments must be approved by either the holders of at least eighty percent (80%) of the combined voting power of all of the then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, or by a majority of the entire Board of Directors then in office.

Section 10.2      ~~Section 9.2~~ Entire Board of Directors.  As used in this Article ~~IX~~X and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.